Exhibit 99.1

TTM Technologies, Inc.	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations sameer.desai@ttmtech.com 714-327-3050

TTM TECHNOLOGIES, INC. ANNOUNCES UPCOMING CONFERENCE PARTICIPATION

Costa Mesa, CA – May 5, 2016 - TTM Technologies, Inc. (NASDAQ:TTMI), a leading global printed circuit board (PCB) manufacturer, today announced that members of its management team will present at the following investor conferences:

•	The Stifel Technology, Internet & Media Conference in San Francisco at The Fairmont Hotel on Monday, June 6, 2016 at 4:45 PM Pacific Time; and

•	The Barclays High Yield Bond & Syndicated Loan Conference in Colorado Springs at The Broadmoor on Thursday, June 9, 2016 at 10:10 AM Mountain Time.

The Company is also hosting an Analyst Day in New York at The Westin New York Grand Central on Tuesday, May 17, 2016 from 10:00 AM Eastern Time to 1:00 PM Eastern Time.

All presentations will be webcast live on the company’s website, www.ttm.com, and a replay will be accessible for a limited time following the events.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs, backplane assemblies and electro-mechanical solutions. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.